Jacuzzi Brands, Inc.

Code

of

Business

Conduct and Ethics

JACUZZI BRANDS, INC.

TO ALL EMPLOYEES OF JACUZZI BRANDS, INC. AND ITS SUBSIDIARIES:

We all know that the environment in which we operate is both highly competitive and demanding. Our commitment as individuals to a standard that is ethical and fair provides the basis for dealing with our various constituents: our investors, the public, our customers and each other.

The Code of Business Conduct and Ethics (the “Code”) which follows this letter is intended to assist you, and our companies, in fulfilling this commitment to integrity. The Code is also intended to act as the basic guide to Jacuzzi Brands, Inc.’s program of compliance with the laws under which we operate.

We are personally committed to the Code, and would like to offer the following preliminary thoughts:

•	Compliance with the law is a basic starting point and we will not tolerate violations. The Code contains some brief descriptions of some of the primary laws which apply to our businesses to help provide some general guidance.

•	Mere compliance with the law is not enough. We also insist on high standards of corporate ethics. The Code will provide you with guidance in this area. The best guide, however, may be your own good judgment and common sense.

•	The Code is just one part of our comprehensive compliance program. It is designed to supplement, not be a substitute for, other policy statements and compliance documents which may be published from time to time by Jacuzzi Brands, Inc. or its Subsidiaries.

•	Jacuzzi Brands, Inc.’s Audit Committee will directly oversee compliance with the Code.

•	Employees should report any concerns or questions about violations of laws, rules, regulations or this Code to the General Counsel. The General Counsel’s contact information is on the last page of this booklet. For additional ways to contact us, please go to http://www.jacuzzibrands.com/governance.

Please read the Code with care, and retain it with your important papers.

We ask you to continue to act on a principled basis with respect to all our constituencies, and thank you for your cooperation.

David H. Clarke
Chairman and
Chief Executive Officer

I. Introduction

Jacuzzi Brands, Inc. and its subsidiaries (“Jacuzzi Brands” or the “Company”) will operate at all times under the general principle that all of our companies and employees are to conduct business in compliance with applicable laws and regulations and ethical business standards.

With the implementation of the Sarbanes-Oxley Act and the changes to the New York Stock Exchange corporate governance rules, the legal and regulatory environment in which Jacuzzi Brands operates continues to grow in complexity. Business conduct that causes or allows harm to be done is more frequently being regarded as criminal in nature, and penalties are increasing. More specific guidance on avoiding or mitigating criminal penalties is now available, particularly in the “Guidelines for Sentencing of Organizations” promulgated by the United States Sentencing Commission. These developments have made it prudent for Jacuzzi Brands, Inc. to establish, from its inception as a public company, a detailed compliance policy in the form of this Code of Business Conduct (the “Code”).

The Code provides general guidance to our employees and establishes a corporate-wide compliance system within which existing and new compliance programs are to be established, operated and reviewed.

Please note that the Code does not replace any specific compliance documents that may have been published by Subsidiaries of Jacuzzi Brands, Inc. These documents will remain in effect unless you receive notice to the contrary.

II. Purpose and General Principles

The fundamental purpose of the Code is to deter business acts or omissions by employees of Jacuzzi Brands which may violate laws, policies or standards of business ethics, and to assure that any threatened or actual violations are detected as early as possible.

Ethical behavior is a matter of spirit and intent, as well as a matter of law. Consequently, the Code starts with these general principles:

•	We have a responsibility to provide full and accurate information in our public disclosures, in all material respects, about our financial condition and results of operations. Our reports and documents filed with or submitted to the Securities and Exchange Commission and our other public communications shall include full, fair, accurate, timely and understandable disclosure, and we have established a Disclosure Committee consisting of senior management to assist in monitoring such disclosures.

•	Our principal commitment is to our shareholders and we see no conflict between attention to profit and attention to ethics. In fact, the two should go hand in hand. We will prosper most in an environment that is fair, open and morally secure; and, as we contribute to such an environment, we will also contribute to the good health and reputation of Jacuzzi Brands.

•	The Code builds on the ethical basics of honesty and integrity, characterized by truthfulness and freedom from deception or fraud. These qualities are unchanging, not relative, and should not vary. If we are steadfast in this belief, behavioral questions are easily answered in most situations.

•	Another one of the important basics of the Code is openness. Every transaction we engage in must be correctly recorded. We should have no fear of disclosure or inspection.

•	We value individual responsibility and accountability. We have a responsibility to acquire knowledge, make decisions, and use the authority given to us in the best interest of the Company.

•	Change is inevitable. This means that our view of ethical behavior must be sensitive to changes in values and customs that are certain to take place over time and between cultures. This Code is a current assertion of a set of policies that will be subject to continuous refinement and updating.

•	No “code of conduct” can hope to spell out the appropriate moral conduct and ethical behavior for every situation with which we will be confronted. In the last analysis we must rely on our own common sense and good judgment. Whenever we find ourselves with a hard decision to make, we must seek counsel—from our colleagues, our management (including company counsel) and, most importantly, our own conscience. III. Your Role Under the Code —

The Code applies to every officer, director and employee of Jacuzzi Brands, Inc. and each of its Subsidiaries who is not covered by a collective bargaining agreement where the adoption of the Code would be a required subject of collective bargaining.

Read and follow the Code

Your first responsibility is to read and understand the Code. Review with your supervisor any item which you do not understand.

Each officer, director and employee is expected to comply with the Code completely and at all times. The Code will be strictly enforced throughout Jacuzzi Brands and violations will be dealt with immediately, including subjecting persons to corrective and/or disciplinary action such as dismissal or removal from office. Violations of the Code that involve illegal behavior will be reported to the appropriate authorities.

Each manager is responsible for assuring that the Code is understood and followed by the employees in the department, division or Subsidiary which he or she manages. To ignore questionable conduct is to become part of the problem.

When in doubt, seek guidance

If you have any questions about the Code which your supervisor cannot answer, you may contact other members of senior management. If these persons cannot answer the question, or if you prefer, you may contact Jacuzzi Brands, Inc.’s General Counsel, whose telephone number and address appears on the last page of this booklet.

If you have identified a legal or ethical problem relating to your work that you wish to report, please contact your immediate supervisor or, if you wish, Jacuzzi Brands, Inc.’s General Counsel. Your report to the General Counsel will be held in confidence (except as may otherwise be required by law) to the fullest extent consistent with the General Counsel’s obligation to conduct or direct an appropriate investigation and to advise the Company. You may also call the Jacuzzi Brands’ employee hotline at the number on the last page of this booklet.

No employee shall intimidate or impose any form of retaliation on any other employee who utilizes the reporting procedures set forth in the Code for the purposes for which they are intended. More details on how to report violations or suspected violations of law or company policy can be found under the heading Reporting Procedures presented later in this booklet.

Other policies and procedures

Many of the subjects addressed in the Code are also covered by policy statements and other compliance documents which have been, or may be, issued by Jacuzzi Brands, Inc. and its Subsidiaries. The Code is intended to summarize and support, but not replace, those more specific and detailed policy statements and compliance documents. With the help of your supervisor, you are responsible for obtaining, reading, understanding and following those specific policies and compliance documents that apply to you and your job.

IV. Compliance with the Law

Standard of compliance

Employees of Jacuzzi Brands must comply fully with all laws and regulations — federal, state, local and foreign — that apply to the Company’s businesses. Violations of law and regulations may result in criminal and civil prosecution of the offender, responsible supervising employees and the Company.

Each of us must be aware of the laws and regulations that apply to our job activities. Managers are expected to monitor the observance by their subordinates of applicable laws and regulations. Persons who show a propensity to engage in illegal or unethical activities will be disciplined as appropriate, including reduction or elimination of their discretionary authority or termination of employment.

It is contrary to Jacuzzi Brands’ policy for any person to request, pressure or order an employee to act in violation of the law. If you believe that any practice raises questions as to compliance with this Code or applicable law, rule or regulation or if you otherwise have questions regarding any law, rule or regulation, please contact the General Counsel.

Certain applicable laws

The following brief descriptions of some of the primary laws that apply to our businesses are intended to provide general guidance. More specific guidance can be obtained from separate policy materials which have been, or may be, issued from time to time and from the attorneys, retained by the Company, who provide legal services to your department or company. Most of these laws directly affect foreign subsidiaries as well as Jacuzzi Brands, Inc. and its domestic subsidiaries. However, even where a law may not specifically apply to foreign subsidiaries, Jacuzzi Brands, Inc. expects that foreign subsidiaries will follow the policies outlined below.

Antitrust

The basic purpose of the antitrust laws is to protect and provide an open economic environment for independent businesses to compete in markets free from collective or exclusionary behavior. When this objective is frustrated by concerted private action or abuse of market position, the antitrust laws are violated and our free market system is subverted. It is the policy of Jacuzzi Brands to observe and comply strictly with both the spirit and letter of the antitrust laws, both domestic and foreign.

Penalties for violating the United States antitrust laws can be onerous. Any individual who authorizes, orders or participates in conduct found to violate the Sherman Act may be fined and imprisoned. Individuals found to have violated the antitrust laws have been required to serve substantial prison terms. Under the federal sentencing guidelines, a company may have to pay criminal fines of many millions of dollars as a result of an antitrust offense. A company may also be required to pay treble damages—also potentially in the many millions of dollars—to competitors and other private parties injured by its anti-competitive conduct.

The antitrust laws are complex. Because it is the Company’s policy to comply strictly with these laws, you should seek the advice of company counsel whenever a possible antitrust problem arises. Here are ten basic “don’ts” of antitrust:

1. Don’t ever discuss prices with competitors.

2. Don’t agree with competitors to restrict or increase levels of production.

3. Don’t divide customers, markets or territories with competitors.

4.	Don’t require a customer to buy products only from your operating unit unless you do so after consultation with, or pursuant to an agreement approved by, company counsel.

5. Don’t agree with competitors to boycott suppliers or customers.

6.	Don’t offer a customer prices or terms more favorable than those offered to its competing customers unless justified (and in writing) by cost savings, the need to meet competition or changed market conditions.

7. Don’t use one product as leverage to force or induce a customer to purchase another product.

8.	Don’t forget – the federal antitrust laws apply to activities engaged in overseas markets if they affect United States commerce.

9. Don’t prepare documents or make presentations without considering the antitrust implications.

10. Don’t cover up any wrongdoing; report it promptly to company counsel.

Environmental Protection

It is the policy of Jacuzzi Brands, Inc. and its Subsidiaries to operate their facilities in an environmentally responsible manner, maintain a safe and healthful workplace and assure the utmost care in the manufacture, distribution and use of its products. The company is committed to environmental excellence.

Jacuzzi Brands’ vision is to conduct its business with a sympathetic attitude towards responsible environmental interests rather than in conflict with them. The Company recognizes that environmental matters are of the utmost importance and that environmental protection is one of the foremost responsibilities of line management.

Employees of Jacuzzi Brands must fully comply with this policy and diligently endeavor to comply with all applicable environmental laws and regulations.

Equal Employment Opportunity/Affirmative Action Employer

Jacuzzi Brands is committed to providing equal employment opportunity to all qualified persons without regard to race, color, religion, national origin, disability, sex, age, marital status or any other basis prohibited by federal, state or local law. This policy applies to all employees at all locations. Further, it is Jacuzzi Brands policy to voluntarily comply with the concepts and practices of Affirmative Action.

Officers, managers and supervisors ensure that all personnel decisions, including but not limited to recruiting, hiring, compensation, promotion, demotion, transfer, termination, benefits, training and selection for training, and all other employment actions are based on merit and ability and, when applicable, in accordance with collective bargaining agreements. Complaints regarding equal opportunity in employment may be made to your immediate supervisor or your Human Resources Department.

Every employee of Jacuzzi Brands is also entitled to be treated with respect and to be free of any conduct that is offensive, hostile or intimidating. Your work environment must be free from harassment, whether verbal, visual or physical, based on race, sex, religion or any other protected condition or status.

Jacuzzi Brands will not tolerate sexual advances, actions, comments or any other conduct that creates an intimidating or otherwise offensive work environment. Similarly, the use of racial, ethnic or religious slurs, or any other conduct that breeds an offensive work environment, will not be tolerated. Any employee of Jacuzzi Brands regardless of position, who is found to have acted in violation of this policy will be subject to discipline, including possible discharge.

If you have reason to believe that Jacuzzi Brands policy against harassment is being violated, you have an obligation to bring the matter to the attention of your immediate supervisor or your Human Resources Department.

Export Controls and Trade Sanctions

The products of Jacuzzi Brands are marketed throughout the world, and the Company is committed to complying with all laws – both foreign and domestic – governing the export of its products. Prior to exporting any products, the operating unit must have obtained the appropriate export licenses. United States law requires that special “validated” licenses be obtained to export (or re-export) specified goods and services (including technology and data) to certain countries. Such controls may be imposed to satisfy national security, foreign policy or short supply concerns. Questions concerning the applicability of such controls to your company’s export and re-export activities should be directed to company counsel. Failure to comply with relevant export control laws may result in the imposition of severe civil and criminal penalties, including the denial of export privileges.

In addition to export controls, the U.S. maintains trade sanctions or “embargoes” against certain countries. Virtually all transactions of any type by U.S. companies with these “embargoed” countries and certain companies owned or controlled by the nationals or governments of these countries, wherever located, are prohibited. These restrictions, with respect to certain of these embargoes, apply also to foreign subsidiaries of U.S. companies, and in all cases apply to U.S. citizens and residents that may be employed by those subsidiaries. Further, in some instances foreign countries may join in these sanctions. Failure to comply with any of these laws as may be relevant to your particular company may result in the imposition of severe civil and criminal penalties.

Antiboycott

U.S. law prohibits or penalizes participation in, support of or furtherance of international boycotts not sanctioned by the U.S. These laws apply to U.S. companies and their foreign subsidiaries. An example of such a boycott is the Arab boycott of Israel. Your company shall not engage in any activities in support of such boycotts by refusing or agreeing to refuse to do business with a boycotted country or other companies because of the boycott, by providing business or discriminatory information or certifications pursuant to boycott-related requests that might appear in tenders, contracts, shipping documents, letter of credit, and other similar documents, or which may be made orally. Such requests generally are reportable to the U.S. Government. Thus, the receipt of any such request must be reported to Jacuzzi Brands, Inc.’s General Counsel. Failure to comply with these laws may result in the imposition of severe civil and criminal penalties and the loss of certain significant tax benefits on a company-wide basis.

Health and Safety

At Jacuzzi Brands the health and safety of our employees is a principal concern. The company is committed to making every reasonable effort to provide our employees with a safe and healthy working environment. All employees are responsible for compliance with these policies and must perform their jobs in compliance with federal, state and local laws affecting health and safety conditions in the workplace.

Using good common sense and following safety regulations can keep accidents to you and others to a minimum. Employees who improperly or carelessly endanger themselves, other employees or neighbors of our properties will be subject to discipline, including possible discharge.

If you are aware of any instance in which a business unit of Jacuzzi Brands may not be complying with health and safety laws or policies, contact your immediate supervisor or your health and safety manager.

Inside Information

The Securities Exchange Act of 1934 prohibits the buying and selling of securities – such as stocks and bonds – while in possession of material information that has not been widely disclosed to the investing public (“insider trading”). It also prohibits the improper disclosure of material non-public corporate information to others who may be expected to trade while in possession of it (“tipping”). Violation of this law is a felony punishable by imprisonment and disgorgement of up to three times the value of any gains.

In general, information is considered material if it is likely to affect the market price of a specific security (such as Jacuzzi Brands, Inc. Common Stock) and there is substantial likelihood that a reasonable investor would attach importance to the information in deciding whether to buy, sell or hold the security. Depending on the circumstances, examples could include – but are by no means limited to –acquisitions or dispositions of businesses or assets, earnings or earnings estimates (or changes in previously released earnings or earnings estimates), various business plans, changes in management, major litigation, financial liquidity problems or the gain or loss of a substantial customer or supplier.

A formal policy statement on personal investing has been adopted for directors, officers and certain other employees of Jacuzzi Brands, Inc. and certain officers and other employees of Jacuzzi Brands, Inc.’s Subsidiaries. By virtue of their duties, these individuals appear most likely to come into possession of material non-public information about Jacuzzi Brands, Inc. or other companies with respect to which Jacuzzi Brands, Inc. or its Subsidiaries may have, or be planning, business relationships or investments. However, all employees should be aware that the legal prohibitions against the misuse of material non-public information apply to them.

If you have any questions about the legality of trading Jacuzzi Brands, Inc. securities or the securities of another company about which you have obtained information in the course of your employment with Jacuzzi Brands, contact company counsel. It is far better to err on the side of caution than to risk fines, criminal sanctions and the possible loss of your job.

Legal Documents

Recognize that your signature on a document may legally bind your company and its affiliates in a number of significant ways. For example, operating companies, in connection with the settlement of bad receivables, bankruptcy reorganizations and antitrust “class actions” will normally receive a claim form which contains a “release” in the general boilerplate section. Care must be exercised in preparing and submitting such forms to make sure you are not signing a document which purportedly is binding on your “parent company” or your “affiliates”. Accordingly, when you receive such a notice, please report it to Jacuzzi Brands, Inc.’s General Counsel so that a determination can be made as to what is required.

Political Contributions and Payments to Officials

All employees of Jacuzzi Brands must comply with the Foreign Corrupt Practices Act and other applicable laws governing political contributions and payments to officials. Typically, payments made in violation of the Foreign Corrupt Practices Act are made to either (i) obtain or retain business or (ii) disadvantage a competitor or gain an improper advantage. Violation of such laws may be a felony and result in imprisonment and the imposition of a substantial fine on the Company.

It is Jacuzzi Brands policy that neither Jacuzzi Brands, Inc. nor any of its Subsidiaries shall make any contribution or expenditure in connection with the nomination or election (including any caucus, convention or primary) of any person running for any federal political office in the United States. For purposes of this policy, the terms “contribution” or “expenditure” include any direct or indirect payment, loan or gift of money, services or anything else of value for the purpose of supporting or opposing any candidate, campaign committee or organization in connection with election to federal office in the United States.

Laws in the various states and localities in the United States differ as to whether it is legal to use corporate funds for political contributions for state or local office. In this regard, our companies and their employees must act in strict compliance with state and local laws. No Subsidiary may make any contribution or expenditure in connection with any state or local primary, election or referendum without the prior approval of the General Counsel of Jacuzzi Brands, Inc.

Laws in foreign countries also differ as to the legality of the use of corporate funds for political contributions or expenditures. It is the policy of Jacuzzi Brands to act in strict accordance with applicable foreign laws, and similarly, no contribution or expenditure may be made in connection with a foreign election without the approval of the General Counsel of Jacuzzi Brands, Inc.

Jacuzzi Brands’ relations with government officials must be beyond reproach. No officer, employee or agent of Jacuzzi Brands may offer, promise, authorize or make any payment of money or anything else of value to any domestic or foreign government official or employee for the purpose of influencing any official act or decision. This prohibition covers political parties and candidates and officials and employees of any department, agency or instrumentality of any government, including any government-owned business enterprise.

V. Corporate Ethics

Mere compliance with the law is not enough, nor can compliance be assured if employees believe they arc free to operate close to the edge of illegality.

Jacuzzi Brands’ core values include the requirement that all corporate actions be ethical, as well as humane. High ethical standards must guide us in areas where the letter of the law does nor reach, and will make Jacuzzi Brands more than a merely law-abiding company.

While ethical standards cannot be defined as precisely as legal requirements, every employee is expected to identify ethical issues as they arise, seek advice or assistance if necessary, and to act at all times in accordance with the ethical values inherent in the Code.

Many of the ethical issues briefly discussed below are broad and complex. Conflicts of interest are a good example. No code of conduct can address all of the circumstances in which a conflict can arise between the Company and its employees, or provide all the answers. But if each employee reads and understands this Code, and exercises good judgment, common sense and caution, the sum of all our actions will be nothing less than outstanding ethical performance by the Company as a whole.

While the issues discussed below are primarily ethical in nature, some of the prohibited acts can also generate legal liability. Employees are expected to consult with their supervisors and company counsel as necessary to avoid legal problems.

Accuracy of Books and Records; Record Retention

Every employee of Jacuzzi Brands routinely records information of some kind which is used for business purposes. You must record and report all information accurately and honestly and in no event should you instruct any other employee to record or report inaccurate information. Any employee who falsifies or tampers with records, or authorizes such conduct, will be subject to discipline, including possible discharge. Records must be retained consistent with the Company’s document retention policy and federal, state and local laws.

Fair Dealing

Each employee, officer and director of the Jacuzzi Brands should endeavor to deal fairly with customers, suppliers, competitors, the public and one another at all times and in accordance with ethical business practices. No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

Employees of Jacuzzi Brands may not under any circumstances accept or pay bribes, kickbacks or other similar remuneration. Accepting or paying bribes or kickbacks may be a crime punishable by imprisonment and could subject you and the Company to criminal proceedings. To avoid even the appearance of impropriety, you should not engage in transactions, from which you or your family may personally benefit, with customers or suppliers with whom you have direct authority and decision-making power to transact business.

Company Assets

Protecting Jacuzzi Brands, Inc.’s assets against loss, theft or other misuse is the responsibility of every employee, officer and director. Loss, theft and misuse of such assets, including trademarks and other intellectual property, directly impact our profitability. Any suspected loss, misuse or theft should be reported to the Legal Department.

Your work hours should be devoted to activities directly related to the business of your company. You may not perform personal or outside work or solicit such business on the work premises or during work hours. Do not abuse the use of company phones, and do not let personal calls interfere with your work.

The property of Jacuzzi Brands — whether it be money, supplies, tools, office equipment, use of networks, e-mail systems, other electronics and communication facilities or vehicles — may be used only for conducting company business. The only exception to this conduct will be for authorized personal use which must be kept to a minimum, must not interfere with your work, and must not have any significant cost to the Company. Unless you have proper authority, you may not take, sell, give away or loan any company property under any circumstances. Always use company property in a manner that appropriately protects it from loss, theft or damage.

If you are required to spend or commit company money, or incur expenses for which the Company will reimburse you, make sure Jacuzzi Brands, Inc. and its Subsidiaries get fair value for the money spent and that all expenses are reasonable and documented. To seek reimbursement for meals not eaten, miles not driven, airline tickets not used or for any other expense not actually incurred is dishonest and a violation of the Code and will result in disciplinary action, including possible discharge.

Loyalty and Conflicts of Interest

Our employees, officers and directors have an obligation to act in the best interest of the Company. All employees, officers and directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.

If you are a salaried (exempt) employee (that is, an employee who is exempt from the overtime pay provisions of the Fair Labor Standards Act) you may not directly or indirectly (as a director, officer, partner, employee, agent or stockholder of another company) compete with the Company. You may not directly or indirectly speculate or deal in or buy or sell materials, products or commodities customarily produced or traded by the Company. You also may not directly or indirectly furnish any service to the Company as an independent contractor unless approved in writing by Jacuzzi Brands’ President and General Counsel. This prohibition is not intended to prevent an employee from owning a stock interest of less than one percent in another company, the stock of which is traded on a securities exchange or actively traded in the over-the-counter market.

Salaried (exempt) employees may not, without written approval from the Chief Executive Officer of Jacuzzi Brands, serve as officers or directors of another corporation, industry or trade organization or other entity. This prohibition, however, is not intended to apply to civic, charitable, educational or club groups organized other than for profit, residential cooperative or condominium entities (not owned or controlled by Jacuzzi Brands) or to corporations owned by the employee’s family.

Business decisions regarding suppliers must be made on the basis of the quality, value and reliability of the product or service being offered. Employees may not solicit or accept favors or gratuities from suppliers or customers as a condition of doing business with Jacuzzi Brands. Employees may not borrow money or accept advances or other personal payments or gifts or entertainment from any person or company doing business with Jacuzzi Brands. This prohibition is not intended to prevent an employee from borrowing money from commercial banks or from accepting minor amenities, such as holiday gifts valued at less than $100 per year. Business Unit and Company officials at the Vice Presidential level and higher may authorize subordinates to accept or participate in reasonable entertainment provided by a person or firm with which the Company does or seeks to do business, when appropriate, and in the Company’s interest. Entertainment may not be so frequent or excessive as to raise any question of propriety. Entertainment valued at greater than $1,000 in any quarter requires the additional approval of Jacuzzi Brands’ President or General Counsel. If you have any doubts about a particular situation, contact company counsel.

If you are uncertain about entering into a transaction or taking any action that may not be in the interest of your company or compatible with the loyalty obligation inherent in your employment, you must first contact company counsel.

In order to avoid conflicts of interests, each of the senior executive officers must disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict, and the General Counsel shall notify the Nominating and Corporate Governance Committee of any such disclosure. Conflicts of interests involving the General Counsel and directors shall be disclosed to the Nominating and Corporate Governance Committee.

Proprietary Information

Proprietary or confidential information that you develop as part of your job is the property of Jacuzzi Brands. It must be protected because unauthorized disclosure of it could destroy its value to the Company and give unfair advantage to others. In addition, all right, title and interest in any intellectual properties you may develop, in whole or in part, during your term of employment is the property of Jacuzzi Brands. If requested, all salaried (exempt) employees of each Subsidiary must sign an agreement covering the assignment of intellectual properties to his or her employing company and the maintenance in confidence of all proprietary information (both technical and commercial) of Jacuzzi Brands.

Proprietary information includes all non-public information that might be useful to competitors or that could be harmful to the Company, its customers or its suppliers if disclosed. This includes trade secrets as well as sensitive, confidential or classified technical, financial, personnel or business information. It includes records, practices, letters, plans, drawings and computer programs. It may concern new projects, manufacturing processes, accounting data, marketing plans customer and supplier information, long-range plans, economic projections or other company matters. Proprietary information may also include proprietary information belonging to another company which Jacuzzi Brands has agreed to protect.

You must not misuse any proprietary or confidential information or disclose such information to other employees except on a strict need-to-know basis or to non-employees of Jacuzzi Brands except for outside counsel, agents and accountants rendering services to the Company who need to receive such information. This prohibition applies to discussions with family members and friends, who might innocently or inadvertently pass the information on to someone else.

If you leave the employment of Jacuzzi Brands for any reason, including retirement, you have a continuing obligation not to disclose or misuse the Company’s proprietary information. At the conclusion of your employment, you must return all company documents and records, including any copies.

Public Statements

The goal of corporate communications at Jacuzzi Brands is to tell the truth to the government, our customers, suppliers, stockholders, the investing community, to the press and to each other. There are serious civil and criminal penalties associated with making false, fraudulent or misleading statements to the government and others with whom we communicate. All corporate communications, written or oral, must be accurate with no material omissions.

The term “corporate communications” includes advertisements and sales promotion materials, business correspondence, external financial statements, government filings and reports, newsletters and news releases. Because even an unintentional mistake may jeopardize a relationship with a government agency or customer or create a suspicion about the integrity of the Company, employees must prepare all communications carefully and accurately.

If someone outside the Company asks you questions about your company or any of its Subsidiaries, do not attempt to answer them unless you are certain that you are authorized to do so. If you are not authorized, refer the person to an appropriate source within Jacuzzi Brands or contact your immediate supervisor. If you are approached by security analysts or investors, you should refer them to Jacuzzi Brands, Inc.’s Investor Relations Department. If you receive a request for information or for an interview with a government official or an attorney representing a private party relating to your work, immediately contact your supervisor. Similarly, unless you are authorized to do so, contact your supervisor before speaking to the press.

In the event your business is affected by a catastrophe by way of property damage, product recall or generally adverse or even positive publicity which will receive regional or national attention, you are to provide immediate notice to an executive officer so that anticipated publicity can be properly handled by Jacuzzi Brands, Inc.’s public and investor relations executives.

Substance Abuse and Weapons

Jacuzzi Brands, Inc. and each of its Subsidiaries require a drug-and weapon-free workplace at all company locations. Employees, in fulfilling their job responsibilities, must maintain unimpaired judgment during assigned work hours. Possession, use or sale of illegal drugs (for example, marijuana, cocaine and prescription drugs not prescribed by a physician) or of any weapon or firearm at work will not be tolerated and is grounds for dismissal. Consumption of alcohol on the work premises is not permitted unless specifically authorized, in addition, employees may not be on any company premises if they are under the influence of or affected by illegal drugs or alcohol.

Subject to applicable law, local drug testing procedures may be in place at some facilities. Jacuzzi Brands, Inc.’s and its Subsidiaries’ policies regarding testing, possession and use of drugs and alcohol should be understood and followed.

VI. Procedures

Dissemination and Enforcement of the Code

Copies of this booklet will be distributed to present employees, and new employees will receive a copy in the course of their orientation.

All investigations arising under the Code will be conducted by or under the direction of Jacuzzi Brands, Inc.’s General Counsel. Any employee who violates the Code or who obstructs or impedes any investigation or attempts to conceal or destroy documents or other items of evidence will be subject to disciplines up to and including termination of employment, and may face civil litigation and criminal penalties.

Reporting Procedures

Each employee should report what he or she believes in good faith to be a violation of the laws, rules, regulations or this Code, whether accidental or deliberate, to his or her immediate supervisor. If you require an alternative means of reporting a violation of law or company policy, you may directly contact Jacuzzi Brands, Inc.’s General Counsel or use our hotline or the procedures noted on our website at www.jacuzzibrands.com/contact/governance. Any such concerns regarding the CEO or any senior financial officer shall be reported to the General Counsel. Any such concerns involving the General Counsel should be reported through our hotline or the procedures indicated on the website indicated above. Your report will be held in confidence (except as may be otherwise required by law) to the fullest extent consistent with the Company’s obligation to conduct or direct an appropriate investigation. An anonymous report should provide enough information about the incident or situation to allow the Company to investigate properly. If concerns or complaints require confidentiality, including keeping an identity anonymous, we will endeavor to protect this confidentiality, subject to applicable law, regulation or legal proceedings.

It is better to err on the side of reporting than to let a possible violation go unreported. A knowing failure to report is itself a violation of this Code. Employees will not be disciplined for reporting in good faith an actual or suspected violation of law or company policy. Penalties for both the wrongdoers and the Company are likely to be less severe if the responsible employees come forward early.

Upon learning of a credible suspected violation of law or company policy supervisors must immediately communicate the employee’s report to more senior management and to Jacuzzi Brands, Inc.’s General Counsel.

Finally, Jacuzzi Brands, Inc. and its Subsidiaries will not tolerate any direct or indirect retaliation against employees who report in good faith actual or suspected violations of law or company policy, and will discipline any supervisor or other employee found to have engaged in any such retaliation. Any employee who believes that he or she has been subjected to retaliation should contact Jacuzzi Brands, Inc.’s General Counsel immediately.

Any waivers of the provisions in this Code for executive officers or directors may only be granted by the Board of Directors and will be promptly disclosed to the Company’s shareholders. Any waivers of this Code for other employees may only be granted by the Legal Department. Amendments to this Code must be approved by the Board of Directors.

Conclusion

This Code of Conduct should not be viewed as defining the precise limits of what is expected. Situations will undoubtedly arise which are not specifically mentioned in this Code. Hopefully, the general guidelines and examples presented will help you address those matters or to raise a question in your mind so that you will seek guidance on how to proceed.

Remember, if in doubt, ask.

The General Counsel of Jacuzzi Brands is:

Steven C. Barre

Senior Vice President, General Counsel & Secretary

Jacuzzi Brands, Inc.

777 S. Flagler Drive, Suite 1108 West

West Palm Beach, FL 33401-6161

Telephone: 561-514-3885

Fax: 561-514-3888

Or call the Jacuzzi Brands, Inc. confidential employee hotline:

1-866-551-8007 English (U.S.)

001-866-551-8009 English / Translation (outside U.S.)